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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  February 19, 2004
                                                  -----------------


                          BECTON, DICKINSON AND COMPANY
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             (Exact name of registrant as specified in its charter)

           New Jersey                001-4802                   22-0760120
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    (State or other juris-         (Commission             (IRS Employer Iden-
   diction of incorporation)       File Number)            tification Number)

   1 Becton Drive, Franklin Lakes, New Jersey                   07417-1880
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    (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code          (201) 847-6800
                                                            --------------

                                       N/A
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         (Former name or former addresses if changed since last report.)




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Item 9.  Regulation FD Disclosure.

         The following statement is being furnished by the Company under the provisions of Regulation FD:


            On February 19, 2004, Gary M. Cohen, President - BD Medical of Becton, Dickinson and Company ("BD"), exercised stock options for 97,612 BD shares and sold the shares acquired upon exercise. These options were granted in 1996 and were due to expire in January 2006. In addition, Mr. Cohen purchased 5,436 shares of BD in connection with the exercise of additional stock options.

            As a result of these transactions, Mr. Cohen's beneficial ownership of BD shares (excluding stock options) has increased to 47,183 shares, and his beneficial ownership continues to be in excess of the requirements under BD's share ownership guidelines, which require Mr. Cohen to own shares equal in value to at least three times his salary. Mr. Cohen has also elected, on a discretionary basis, to defer a portion of his 2004 salary into a BD stock account under BD's deferred compensation plan. The transactions announced today are part of Mr. Cohen's financial strategy of asset diversification and liquidity.









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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           BECTON, DICKINSON AND COMPANY
                                                  (Registrant)



                                           By: /s/ Dean J. Paranicas
                                               --------------------------------
                                                   Dean J. Paranicas
                                                   Vice President, Corporate
                                                   Secretary and Public Policy


Date: February 19, 2004